Exhibit 99.1

NOVAMERICAN STEEL INC. ANNOUNCES THE LISTING AND TRADING OF ITS SECURITIES ON THE NASDAQ CAPITAL MARKET

New York, NY (December 31, 2007) Novamerican Steel Inc. (“Novamerican”) (Nasdaq: TONS and TONSW) announced today that its common stock, $0.001 par value (the “Common Stock”), and warrants to purchase one share of Common Stock (the “Warrants” and, together with the Common Stock, the “Securities”) began trading today on The Nasdaq Capital Market (“NASDAQ”).  The Securities and Novamerican’s units, consisting of one share of Common Stock and one Warrant (the “Units”), formerly traded on the American Stock Exchange. The Units, which had traded as a separate class of security, ceased to trade as such and all outstanding Units have been automatically separated into one share of Common Stock and one Warrant.

Corrado De Gasperis, Novamerican’s CEO, said, “We believe the TONS symbol has been an integral part of the Novamerican awareness within the investor community and look forward to the continuity of that recognition as a new member of NASDAQ.”

About Novamerican

Novamerican has twenty-two operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican’s flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican, visit its website at http://www.novamerican.com .

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Novamerican. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Novamerican’s management, are subject to risks and uncertainties (including those described in Novamerican’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements. The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: changes in generally accepted accounting principles;

failure of Novamerican to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting Novamerican’s businesses; changes in the financial stability of major customers of Novamerican or in demand for its products and services; the failure to achieve the benefits anticipated from the recently completed transactions; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, as well as future decisions by the parties. The information set forth herein should be read in light of such risks. In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. The reader is cautioned not to rely on these forward-looking statements. Novamerican disclaims any obligation to update these forward-looking statements

Contact:

Karen G. Narwold, V.P., Chief Administrative Officer and General Counsel, 646-429-1540 (office); 917-207-7924 (cell)